Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:

1.	The quarterly report of Pier 1 Imports, Inc. for the period ended November 29, 2003 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date:	January 7, 2004	By:	/s/ Marvin J. Girouard

Marvin J. Girouard, Chairman of the Board
and Chief Executive Officer

Date:	January 7, 2004	By:	/s/ Charles H. Turner

Charles H. Turner, Executive Vice President,
Chief Financial Officer and Treasurer

A signed original of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Pier 1 Imports, Inc. and will be retained by Pier 1 Imports, Inc. and furnished to the Securities and Exchange Commission, or its staff, upon request.